    As filed with the Securities and Exchange Commission on October 30, 1995

                                                       Registration No. 33-61199
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        -------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                          WASHINGTON GAS LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

               DISTRICT OF COLUMBIA AND               53-0162882
                       VIRGINIA                    (I.R.S. Employer
                (State or other juris-          Identification Number)
               diction of incorporation
                   or organization)

                              1100 H STREET, N.W.
                            WASHINGTON, D.C.  20080
                                 (703) 750-4440

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------------------

                            JOHN K. KEANE, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         WASHINGTON GAS LIGHT COMPANY
                              1100 H STREET, N.W.
                            WASHINGTON, D.C.  20080
                              (202) 624-6505

           (Name, address and telephone number of agent for service)


                                   Copies to:

                            H. KURT VON MOLTKE, ESQ.
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                               CHICAGO, IL  60601
                                (312) 861-2295

                        -------------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.



        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/



        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /



        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /





================================================================================

                                EXPLANATORY NOTE



         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-61199) is being filed for the sole purpose of deregistering 250,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), previously registered under the Registration Statement. The offering covered hereby will now cover 1,350,000 shares of Common Stock as reflected in the Prospectus dated October 30, 1995, filed herewith.

                                   SEE QUESTION(S)  PAGE(S)
------------------------------------------------------------
For information on:
How dividend reinvestment works               1-10      4-6
Eligibility to participate                      11        6
Methods of Participation                     12-17      6-8
Cost to participate                             18        8
Price per share                              19,20      8-9
Reports                                         21        9
Dividends, Certificates and Safekeeping      22-25     9-10
Withdrawal from the Plan                     26-28       10
Tax consequenses                             29,30       11
Other information                            31-34    11-12
Changes in plan                                 35       12
Voting shares                                   36       12


FOR INFORMATION REGARDING THE PLAN CONTACT:

Investor Relations Department
The Bank of New York
P.O. Box 11258
Church Street Station
New York, NY
10286-1258
1-800-524-4458


No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus; and if given or made such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering of any securities other than those to which it relates or an offering of those securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


       WASHINGTON
       GAS LIGHT
       COMPANY

       DIVIDEND

       REINVESTMENT

       AND

       COMMON STOCK

       PURCHASE PLAN

==========================================
       P  R  O  S  P  E  C  T  U  S

2


P R O S P E C T U S


WASHINGTON GAS LIGHT COMPANY

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

The Dividend Reinvestment and Common Stock Purchase Plan (Plan) of Washington Gas Light Company (Company or WGL) provides holders of its common stock and preferred stock and employees with a convenient method of purchasing common stock of the Company. While holders of all classes of the Company's stock may participate, the Plan provides for the purchase of common stock only.

Participants in the Plan may:

- automatically reinvest dividends on all or a portion of their common stock and preferred stock in shares of common stock of the Company and/or

- make optional cash payments of between $25 and $20,000 per quarter.

  Employees of the Company may also participate in the Plan and purchase shares of common stock through payroll deductions.

  All dividends on shares credited to a participant's account under the Plan will be automatically applied to the purchase of additional shares of common stock.

  Common stock purchased with reinvested dividends and optional cash payments may be, at the option of the Company, either newly issued shares (Original Issue Shares) or shares purchased in the open market (Open Market Shares) by an agent independent of the Company (Independent Agent).

  For Original Issue Shares, the purchase price will be the average of the high and low prices for the Company's common stock as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions on the last trading day of each month (Pricing Date). If shares issued under the Plan are acquired in the open market, the price of such shares will be the weighted average price at which the Independent Agent acquires the shares for the purchase during an Investment Period, as described further in this prospectus, including any brokerage commissions and service charges.


  This Prospectus relates to 1,350,000 authorized and unissued shares of the Company's common stock registered under the Plan and any remaining authorized and unissued shares of the Company previously registered for sale under the Plan.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is October 30, 1995.

 AVAILABLE INFORMATION

The Company is subject to the information re-quirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to the stockholders of the Company and filed with the Commission. These proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th St., N.W., Washington, D.C., 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison St., Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 5th St., N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange (New York, New
York) and the Philadelphia Stock Exchange (Philadelphia, Pennsylvania).

 DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

(a)  Annual Report on Form 10-K for the year ended September 30, 1994;


(b) the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995;



(c) the Company's reports on Form 8-K filed February 3, 1995, June 23, 1995 and October 5, 1995;


(d) The description of the common stock contained in the Company's Registration Statement on Form S-3 (No. 33-24930 filed under the Securities Act of 1933).

All documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the common stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

  The Company hereby undertakes to provide without charge to each person to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests for such copies should be directed to: Shareholder Services, Washington Gas Light Company, 1100 H Street, N.W., Washington, D.C. 20080; 1-202-624-6026 or 1-800-221-WGAS (toll free).

 THE COMPANY

Incorporated in 1848, Washington Gas Light Company provides natural gas service to metropolitan Washington, D.C. and adjoining areas of Maryland and Virginia, a territory that has a population of approximately 4.4 million. The Company is engaged, either directly or through subsidiary companies, in natural gas distribution and storage. In addition, the Company has investments in real estate and exploration and production.

4

  The Company is incorporated in the District of Columbia and in the Commonwealth of Virginia, and is qualified to conduct business in the State of Maryland. Principal executive offices are located at 1100 H Street, N.W., Washington, D.C. 20080 (telephone (703) 750-4440).

 USE OF PROCEEDS

Proceeds from sales of original issue shares under the Plan will be added to the working capital of the Company and will be available for general corporate purposes, including the Company's construction program. The Company has the option to acquire shares for operation of the Plan in the open market or by negotiation, in which case no proceeds will be available for such general corporate purposes.

 DESCRIPTION OF THE PLAN

The Plan was implemented by the Company in 1981 and has been amended from time to time.

  THE FOLLOWING QUESTIONS AND ANSWERS EXPLAIN THE PROVISIONS OF THE PLAN.

 PURPOSE

1.  What is the Purpose of the Plan?

The Plan provides holders of the Company's common stock and preferred stock and employees with a convenient and economical method of investing cash dividends and/or optional cash payments in shares of common stock of the Company. In addition, employees may invest through payroll deduction. To the extent that shares distributed by the Plan are original issue shares, WGL will receive additional funds for use in its continuing construction program and for general corporate purposes.

 ADVANTAGES

2.  What are the Advantages of Participating in the Plan?

(a) No commission or service charge is paid by participants in connection with purchases of original issue shares under the Plan. (See Question 18 regarding certain other expenses in connection with participation under the Plan.)

(b) Full investment of funds is possible under the Plan because whole and fractional shares are credited to a participant's account. In addition, dividends paid on whole and fractional shares will be reinvested in shares of common stock under the Plan.

(c) Safekeeping of shares credited to a partici-pant's account is assured since certificates for such shares are not issued unless requested by the participant.

(d) A statement of the participant's account is furnished after each dividend or cash transaction, providing simplified recordkeeping.

 ADMINISTRATION

3.  Who Administers the Plan?

The Bank of New York (The Administrator) administers the Plan for participants, maintains records, sends statements of participants' accounts and performs other duties relating to the Plan. The Company will also select an Independent Agent to act on behalf of the Company to purchase any shares of common stock which may be acquired in open market transactions and to sell shares pursuant to requests by participants. Shares of common stock purchased under the Plan will be registered in the name of a nominee(s) for participants in the Plan. See Question 12 for the address and phone number of the Administrator.

 DIVIDEND REINVESTMENT

4.  How does Dividend Reinvestment Work?

SHAREHOLDERS OF RECORD

If a shareholder has elected to reinvest dividends, the Administrator will invest the dollar amount of the dividends in WGL common stock for the shareholder's account, instead of sending the dividends to the shareholder. Regardless of the method of participation chosen, all cash dividends on shares held in the Plan for all shareholders and for all participating employees are automatically reinvested in additional shares of WGL common stock.

STREET NAME SHAREHOLDERS

Investors who hold Company common stock or preferred stock in the name of a stockbroker or nominee (in "street name") can participate in the Plan, as discussed in Question 12. In such a case, the Administrator will reinvest dividends on shares held by the investor in the Plan, but the Administrator will not be able to reinvest dividends which are paid on the shares held in street name.

5.  When will Dividends be Reinvested?

Dividends on common and preferred stock are normally paid on or about the first day of February, May, August, and November (Dividend Payment Dates). Dividends will be invested in Original Issue Shares as of the Dividend Payment Dates. Dividends will be invested in Open Market Shares by the Independent Agent during the month beginning with a Dividend Payment Date and ending with the last trading day of the month. The timing and conditions of investments in Open Market Shares are under the sole control of the Independent Agent. See Question 20 for information on the price at which dividends are reinvested.

  Dividends are paid to Stockholders of record on record dates established by the Board of Directors. Generally, those record dates are January 10, April 10, July 10 and October 10 of each year. These record dates may vary due to weekends and holidays.

6. May a Shareholder Reinvest Dividends on Less than All Common Shares Registered in the Shareholder's Name in a Single Account?

Yes. However, to take advantage of partial reinvestment, a shareholder must elect to reinvest dividends on a minimum of 100 common shares and dividends on all preferred shares must be reinvested.

  If the shareholder's common stock share balance drops below the level authorized for partial reinvestment, dividends on the entire share balance will be reinvested.

  Dividends on all shares held by the Administrator in a Shareholder's Plan account will always be reinvested.

7. If a Participant in the Plan buys Additional Shares of WGL common stock, will Dividends on these Shares Automatically be Reinvested?

Yes, as long as the shareholder has elected full reinvestment of dividends on all shares and the new shares are registered in the exact same name (including address and initials) as the old shares.

OPTIONAL CASH PAYMENTS

8.  How do Optional Cash Payments Work?

The option to make cash payments is available to all participating shareholders and employees. Any number of optional cash payments may be made in each quarter, but payments may not be less than $25 per payment nor aggregate more than $20,000 per quarter. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

  Optional cash payments should be accompanied by cash payment forms which are attached to

6

the statement of account and which also may be requested from the Administrator.

  All optional cash payments must be sent by check or money order in U.S. Dollars and made payable to The Bank of New York, and identified as a payment to the Washington Gas Light Company Dividend Reinvestment Plan. Checks not drawn on a U.S. Bank are subject to collection, and collection will be invested in the next investment date after collection of funds has been made. Third Party checks are not accepted by the Administrator and will be returned to the participant.

  A shareholder or employee may make an optional payment when enrolling by enclosing with the Shareholder Authorization Form a check payable to The Bank of New York.

9.  When will Optional Cash Payments be Invested?

Optional cash payments will be invested on the first trading day of every month (Purchase Date) for Original Issue Shares. If optional cash payments are invested in Open Market Shares, investments may be made during the month beginning with the first trading day of the month and ending with the last trading day of the month (Investment Period).

  See Question 20 for information on the price at which optional cash payments are invested.

  All optional cash payments to be invested on the next Purchase Date or during the next Investment Period must be received by the Administrator no later than the 25th day of the month, or if the 25th day of the month is a Saturday, Sunday or holiday, by the previous business day. OPTIONAL CASH PAYMENTS RECEIVED AFTER THE CASH DEADLINE WILL BE INVESTED ON THE NEXT SUCCEEDING PURCHASE DATE OR DURING THE NEXT INVESTMENT PERIOD.

  Since no interest will be paid by the Administrator or the Independent Agent on optional cash payments, it is strongly recommended that optional cash payments be sent shortly before the cash deadline, allowing sufficient time to ensure that the payment is received by the Administrator prior to the deadline.

10.  May a Participant Withdraw Optional Cash Payments?

A participant may withdraw optional cash payments by sending written notice to the Administrator. Notice must be received by the Administrator by the 25th of the month in which the payment was received.

 PARTICIPATION

11.  Who is Eligible to Participate in the Plan?

All holders of shares of preferred and common stock and employees are eligible to participate in the Plan.

12.  How may Shareholders or Employees Join the Plan?

SHAREHOLDERS OF RECORD

A shareholder of record may join the Plan at any time by completing the Shareholder Authorization Form and returning it to the Administrator. A Shareholder Authorization Form may be obtained by shareholders of record by contacting the Administrator at the address indicated at the end of this question.

  If the completed Shareholder Authorization Form returned by a shareholder of record is received by the Administrator on or before the record date for the next dividend, that dividend will be invested in additional shares of common stock for the shareholder. If the Shareholder Authorization Form is received by the Administrator after the record date, that dividend will be paid in cash and investment will begin with the next dividend.

SHAREHOLDERS IN STREET NAME

Investors who hold Company stock in the name of a stockbroker or nominee (in "street name") can join the Plan by providing the following documentation and initial investment: (i) a completed Shareholder Authorization Form; (ii) evidence of current ownership of Company stock in street name; (iii) an initial investment of a minimum of $25, and a maximum of $20,000. These documents and initial investment should be sent to the Administrator at the address shown later in this question. The initial investment will be invested in the manner described in Question 9, and it will be the method for opening a Plan account for the street name shareholder.

  Following this initial investment, dividends on shares held in the Plan account will be automatically reinvested. The Administrator cannot reinvest dividends paid on shares in street name.

EMPLOYEES

Employees may join the Plan through an initial cash payment or payroll deduction. To join through an initial cash payment a Shareholder Authorization Form must be completed and returned to Shareholder Services along with a check (between $25 and $20,000) made payable to Bank of New York and note "Washington Gas" on the check. To participate through payroll deductions, employees must complete and return to Shareholder Services a Payroll Deduction Form and a Shareholder Authorization Form. The minimum payroll deduction is $2.00 per pay period. The maximum cash investment allowed per quarter is $20,000.

ADDRESSES FOR FORMS

Shareholder Authorization Forms may be obtained by contacting Shareholder Services, toll free at 1-800-524-4458 or you may request forms by writing to:

REQUEST FORMS FROM:                      RETURN FORMS TO:

The Bank of New York                     The Bank of New York
Investor Relations Department            Dividend Reinvestment Dept.
P.O. Box 11258                           P.O. Box 1958
Church Street Station                    Newark, NJ  17101-9774
New York, NY  10286-1258


13.  What does the Shareholder Authorization Form Provide?

SHAREHOLDERS

The Shareholder Authorization Form allows each shareholder to select the method of participation. Shareholders may participate in the Plan by selecting one of the following options:

(1) Full Dividend Reinvestment. This election will automatically reinvest dividends on all shares of common and serial preferred stock held by a participant. participants may also make optional cash payments of between $25 and $20,000 per quarter, or

(2) Partial Dividend Reinvestment. This election will automatically reinvest dividends on a minimum of 100 shares of common and all shares of serial preferred stock, and, if desired, make optional cash payments of between $25 and $20,000 per quarter, or

(3) Optional Cash Payments Only. Under this election, participants may make optional cash payments of between $25 and $20,000 per quarter without reinvesting dividends on the shares held by the participant. Dividends on shares held in the Plan are reinvested.

EMPLOYEES

Employees may participate in the Plan by one of two methods:

(1) Payroll Deduction and Optional Cash Payments. Under this method, employees purchase shares of common stock through payroll deductions that are $2.00 or more per pay period. Cash payments of $25 or more may also be made. The maximum cash investment allowed per quarter is $20,000. Deductions will not be made on any fifth pay period of any calendar month.

(2) Initial Cash Payment and Optional Cash Payments. Under this method, employees make an initial cash payment of between $25 and

8

$20,000 and optional cash payments may be made as frequently as monthly. The maximum cash investment per quarter is $20,000.

  It should be remembered that regardless of the option a participant selects, the Administrator will reinvest cash dividends paid on shares of common stock credited to the participant's Plan account.

(Questions 14 through 17 apply only to employee participation.)

14.  May an Employee Establish More Than One Account Through Payroll Deduction?

No. Each employee may establish only one account. The account must be in the employee's name, and one joint owner may be specified.

15.  How can an Employee Change a Payroll Deduction?

The amount of payroll deduction can be changed by completing a Payroll Deduction Form and returning it to Payroll Accounting. The change will be effective on the first pay period of the month following the month in which the written notice is received by Payroll Accounting.

16.  How can an Employee Terminate Payroll Deduction?

An employee can terminate a payroll deduction at any time by completing a Payroll Deduction Form and returning it to Payroll Accounting. An employee who discontinues payroll deduction cannot resume payroll deduction for a period of three calendar months following the date deductions are discontinued. Shareholder Services will forward any requests for issuance of shares or sale of shares to the Administrator.

17.  When will Payroll Deductions be Invested?

Payroll deductions will be invested in Original Issue Shares on the first trading day of the month following deduction. If Open Market Shares are used, payroll deductions will be invested during the next succeeding Investment Period. The price of the shares will be determined as described in Question 20.

 COSTS

18.  Are there any Expenses in Connection with Participation under the Plan?

There are no brokerage fees when Original Issue Shares are purchased under the Plan. If the Company elects to purchase shares on the open market, a brokerage commission will be charged to participants for such transactions. The commission will be reflected in the purchase price of the stock. This fee has not yet been determined, but is expected to be between 5 cents and 10 cents per share.

  A brokerage fee will be charged if shares are sold from the Plan (See Question
28). This fee can change from time to time, but it generally is between 5 cents and 10 cents per share sold.

 PURCHASES

19.  How Many Shares of Common Stock will be Purchased for a Participant?

A participant's account will be credited with the number of shares of common stock, including fractions reported to four decimal places, equal to the total amount invested divided by the applicable purchase price, including any brokerage fees.

20. What will be the Per Share Price of Common Stock Purchased with Dividends and Optional Cash Payments under the Plan?

For Original Issue Shares, the per share price of common stock purchased from the Company under the Plan will be the average of the high and low prices for the Company's common stock as published in The Wall Street Journal report of

New York Stock Exchange Composite Transactions on the last trading day of each month (Pricing Date) immediately prior to the Purchase Date or Dividend Payment Date. This method of pricing applies to both the purchase of shares by reinvested dividends and to shares purchased by optional cash payments.

  At the option of WGL, shares issued under the Plan may be acquired in the open market or through negotiated transactions rather than through original issue by the Company. The price of shares acquired in this manner will be the weighted average price at which the Independent Agent acquires the shares during the Investment Period, plus a brokerage commission. This pricing method applies to both reinvestment of dividends and optional cash payments.

 REPORTS TO PARTICIPANTS

21.  How will Participants be Advised of their Purchase of Stock?

As soon as practicable after each purchase, a participant will receive a statement of account. These statements are a participant's continuing record and should be retained for tax purposes. In addition, each participant will be sent copies of the communications sent to other shareholders, including the Company's quarterly financial reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

 DIVIDENDS

22.  Will Participants be Credited with Dividends on Fractions of Shares?

Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and these dividends will be reinvested.

 CERTIFICATES FOR SHARES

23.  Will Certificates be Issued for Shares of Common Stock Purchased?

Normally, certificates for shares of common stock purchased under the Plan will not be issued to participants. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates.

  Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of the participant to the Administrator, and issuance of such certificates will not terminate participation in the Plan. Any remaining full shares and fraction of a share will continue to be credited to the participant's account. Certificates for fractions of a share will not be issued under any circumstances.

  Shares credited to the account of a participant under the Plan may not be pledged as collateral or otherwise transferred. A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in the participant's name.

  PLEASE UTILIZE THE TEAR OFF SLIP ATTACHED TO THE BOTTOM OF YOUR DRP STATEMENT. THIS TEAR OFF SLIP WILL HELP TO EXPEDITE YOUR REQUEST.

24. Does the Plan provide for "Safekeeping" of certificated shares held by the "Shareholder"?

A Plan participant may forward certificates in his or her possession to the Administrator accompanied by a letter directing the Administrator to deposit the shares into the participant's Plan account. Please see Question 12 for Dividend Reinvestment address. The letter must be signed by the holder or holders of the certificated shares exactly as the name appears on the certificate

10

  It is recommended that these certificates be sent by registered mail and insured for a value of 2% of the current market price of the stock. This is the premium charged by the bonding company to replace the certificates if they are lost.

25.  In Whose Name will Certificates be Issued?

Accounts under the Plan are maintained in the name or names in which the account was opened. Consequently, certificates for whole shares issued upon the request of participants will be issued in the same name(s).

 WITHDRAWAL

26.  When May a Participant Withdraw or Change Participation Method?

A participant may withdraw from the plan or change a method of participation by notifying the Administrator. HOWEVER, A PARTICIPANT MAY NOT WITHDRAW FROM THE PLAN OR CHANGE THE METHOD OF PARTICIPATION BETWEEN THE RECORD DATE AND THE PAYMENT DATE FOR A DIVIDEND. Both participants in a jointly-owned account must notify the Administrator in writing to make a change or withdrawal. See Question 5 for record date information.

  All optional cash payments not yet invested by the Administrator for a withdrawing participant will be returned to the participant. Shareholders of record may re-enroll at any time.

  PLEASE UTILIZE THE TEAR OFF SLIP ATTACHED TO THE BOTTOM OF YOUR DRP STATEMENT. THIS TEAR OFF SLIP WILL HELP TO EXPEDITE YOUR REQUEST.

27.  How Can an Employee Withdraw from the Plan?

An employee may withdraw from the plan or change participation method by notifying the Administrator in writing or by completing and signing the tear-off portion of the Dividend Reinvestment Statement Authorization Form (please see Question 12 for Dividend Reinvestment address). Both participants in a jointly-owned account must sign the request for withdrawal.

  An employee who is participating in payroll deduction must contact Payroll for a Payroll Deduction Form to discontinue or change deductions. Only the employee needs to sign this form.

  An employee may not withdraw from the Plan or change participation method between the record date and the payment date for a dividend. See Question 5 for record date information.

  Employees who withdraw from the Plan, or discontinue payroll deductions may not re-enroll for a period of three calendar months following the date on which payroll deductions are terminated or the employee withdraws from the Plan.

28. What Happens when a Participant Withdraws from the Plan or the Plan is Terminated?

When a participant withdraws from the Plan, or upon termination of the Plan by the Company, a participant has three options for receiving the proceeds from the account. The participant may (i) request that certificates for whole shares credited to the account under the Plan be issued, and a cash payment be made for any fraction of a share, or, (ii) request that all of the shares, both whole and fractional, credited to the account in the Plan, be sold. (iii) request that some shares be issued in certificate form and the balance of shares be sold. The sale of the shares will be made for the account of the participant as soon as practical after receipt by the Administrator. The participant will receive the proceeds of the sale, less any brokerage commission. See Question 18 regarding costs.

  When a participant withdraws from the Plan or if the Plan is terminated, a cash payment representing the proceeds from the sale of any fraction of a share will be mailed directly to the participant. See Question 18 regarding costs.

 FEDERAL INCOME TAXES

29.  What are the Federal Income Tax Consequences of Participation in the Plan?

In general, participants in the Plan have the same Federal income tax obligations with respect to reinvested dividends as with dividends not reinvested under the Plan. Participants are treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to (1) the common stock credited to the participant's account under the Plan, and (2) the shares of common or preferred stock owned directly by the participant (the dividends from which are reinvested under the Plan). This is required even though the reinvested dividends are not actually received but are instead applied to the purchase of additional shares.

  The tax basis of shares purchased with reinvested dividends is the amount of the reinvested dividends. The tax basis per share will equal the price per share determined as described in Question 20. The holding period for shares purchased with reinvested dividends begins on the dividend payment date.

  Employees of the Company who participate in the payroll deduction aspect of the Plan will have the same Federal income tax obligations with respect to the payroll deductions as would otherwise apply if the money were not deducted from the employee's pay. A participating employee will be treated for Federal income tax purposes as having received the full amount of wages or salary, even though the employee actually received that amount less the payroll deductions.

  Tax consequences will vary depending on the specific circumstances of each participant. Specific tax questions regarding participation in the Plan should be discussed by each participant with their own tax advisor.

30. What Provision is Made for Shareholders whose Dividends are Subject to Income Tax Withholding?

In the case of foreign shareholders whose dividends are subject to United States income tax withholding or in the case of domestic shareholders whose dividends are subject to backup withholding, an amount equal to the dividends less the amount of any tax required to be withheld will be reinvested in the Plan. Amounts withheld from shareholder's dividends will be remitted to the United States Treasury and the respective shareholders will be advised of the amounts of tax so withheld.

 OTHER INFORMATION

31. What Happens if a Participant Sells or Transfers All or a Portion of the Shares of Common Stock?

If a participant who is reinvesting the cash dividends on all of the common shares registered in the participant's name disposes of a portion of these shares, the Administrator will continue to reinvest the dividends on the remaining shares.

  If a participant ceases to be a shareholder of record on the books of WGL, the Administrator should be given written instructions on disposition of shares credited to the Plan account. If no instructions are received from the participant, the Company may, at its option instruct the Administrator to, either (i) terminate the account by sending a stock certificate to the Shareholder, or (ii) continue to reinvest the dividends on the shares held in the Plan account.

32.  Does Participation in the Plan Involve Risk?

As with other investments, the value of the participant's investment will fluctuate from time to time. WGL can not assure a profit or protect against a loss on the shares purchased under the Plan. The participant bears the risk of profit or loss on this investment.

12

33. What Happens if WGL Issues a Stock Dividend, Declares a Stock Split or has a Rights Offering?

Any share distributed by WGL as a stock dividend, or upon a stock split, will be credited to a partici-pant's account whether the stock is held in the part-icipant's account or the participant's own name.

  If additional shares are authorized and issued through a stock split, stock dividend or similar transaction, this prospectus shall be deemed to cover such additional shares.

  In a rights offering, a participant's entitlement will be based upon the participant's total holdings, including shares credited to the participant's account under the Plan. The proceeds from the sale of stock purchase rights applicable to the participant's shareholdings, whether held in the Plan or in the participant's own name, will be credited to the participant's account under the Plan. The proceeds will then be applied as an optional cash payment to purchase shares of common stock on the next Purchase Date. Any participants who wish to be in a position to exercise their rights should request, prior to the record date of the rights offering, that the Administrator issue certificates to them.

34.  What are the Responsibilities of the Company under the Plan?

The Company or the Administrator will not be liable for any act done in good faith or for the good faith omission to act including, but not limited to, (a) any claim of liability arising out of failure to terminate a participant's account upon such par-ticipant's death prior to receipt of notice in writing of such death, or (b) with respect to the prices at which shares are purchased for the participant's account and the times when such purchases are made, or (c) with respect to any loss or fluctuation in the market value after purchase of shares.

  Transaction processing may be curtailed or suspended between the record date and payable date for Stock Dividends, Stock Splits and/or Rights Offerings.

35.  May the Plan be Changed or Discontinued?

The Company has the right to amend, suspend, modify or terminate the Plan at any time without the approval of the participants. Notice of any such amendment, suspension, modification or termination will be sent to all participants who shall in all events have the right to withdraw from the Plan. See Questions 26-28.

36. How will a Participant's Plan Shares be Voted at Annual or Special Meetings of Shareholders?

Each participant will be sent a proxy card and will be entitled to vote any shares held by the Administrator for the participant's account.

 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company provide for indemnification of officers and directors against expenses, judgments, fines or amounts paid in settlement in the case of actions, suits or proceedings by reason of being a director or officer, except in relation to matters as to which the person shall be finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person's duty to the Company.

  The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the Company's Bylaws and indemnification for officers' and directors' liability.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



         The following are the estimated expenses of the issuance and distribution of the securities being registered, including fees and expenses previously incurred by the Company.



         ITEM                                                AMOUNT
         ----                                                ------
         Securities and Exchange Commission
           Registration Fee                                 $10,068.97
         Legal Fees and Expenses                            $ 5,000.00
         Accounting Fees and Expenses                       $ 4,700.00
         Printing Expenses                                  $ 2,000.00
         Miscellaneous Expenses                             $ 3,000.00

         Total                                              $24,768.97*



------------------------------



*/ Includes fees previously paid in connection with the initial filing of the Registration Statement on Form S-3 (Reg. No. 33-61199).



    All fees and expenses are estimates except for registration fees to the Securities and Exchange Commission.



ITEM NO. 15. INDEMNIFICATION OF DIRECTORS, OFFICERS AND GENERAL COUNSEL


    The Bylaws of the Company provide for indemnifications of officers and directors against expenses, judgments, fines or amounts paid in settlement in the case of actions, suits or proceedings, except in relation to matters as to which the person shall be finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person's duty to the Company.

    The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the company's Bylaws and lawful indemnification for liability of officers, directors and the general counsel.



ITEM 16. EXHIBITS



Exhibit
  No.                             Description of Exhibits
-------                           -----------------------
   4       Charter of the Company, as amended; Bylaws of the Company (Incorporated by reference to Exhibit No. 3 to the Company's
           Form 10-K for the year 1994; SEC file no. 1-1483).*

   5       Opinion of John K. Keane, Jr., Esquire re:  Legality.*

 23(a)     Consent of Arthur Andersen LLP.

 23(b)     Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).*

 24        Power of Attorney and Certified Board Resolutions.*

* Previously Filed



ITEM 17. UNDERTAKINGS


         (a)  Rule 415 offering.

              The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                   (ii) To reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;



                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on this 30th day of October, 1995.


                                                 WASHINGTON GAS LIGHT COMPANY




                                                 By: /s/ JOHN K. KEANE, JR.
                                                    ---------------------------
                                                    John K. Keane, Jr.
                                                    Senior Vice President and
                                                    General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following person in the capacities and on the date indicated.



SIGNATURE                                  TITLE                             DATE
-----------------------------------------------------------------------------------------------
             *                             Chairman of the Board,            October 30, 1995
-----------------------------              Chief Executive Officer
Patrick J. Maher                           and Director


             *                             President, Chief Operating        October 30, 1995
-----------------------------              Officer and Director
James H. DeGraffenreidt, Jr.

             *                             Senior Vice President and         October 30, 1995
-----------------------------              Chief Financial Officer
Joseph M. Schepis                          (Principal Financial Officer)


/s/ JOHN K. KEANE, JR.                     Senior Vice President and         October 30, 1995
-----------------------------              General Counsel
John K. Keane, Jr.

             *                             Controller                        October 30, 1995
-----------------------------              (Principal Accounting Officer)
Frederic M. Kline

             *                             Director                          October 30, 1995
-----------------------------
Michael D. Barnes

             *                             Director                          October 30, 1995
-----------------------------
Fred J. Brinkman

             *                             Director                          October 30, 1995
-----------------------------
Daniel J. Callahan, III

             *                             Director                          October 30, 1995
-----------------------------
Orlando W. Darden

             *                             Director                          October 30, 1995
-----------------------------
Melvyn J. Estrin

             *                             Director                          October 30, 1995
-----------------------------
Sheldon W. Fantle

             *                             Director                          October 30, 1995
-----------------------------
Karen Hastie Williams

             *                             Director                          October 30, 1995
-----------------------------
Stephen G. Yeonas

*By: /s/John K. Keane, Jr.
     ---------------------
     John K. Keane, Jr.
     Attorney-in-fact

Exhibit
  No.                                      Exhibit Index                                              Page
-------                                    -------------                                              ----
   4         Charter of the Company as amended; Bylaws of the Company (incorporated by reference to Exhibit No. 3 to the Company's Form 10-K for the year
             1994, SEC file no. 1-1483).*

   5         Opinion of John K. Keane, Jr., Esquire.*

 23(a)       Consent of Arthur Andersen LLP.

 23(b)       Consent of John K. Keane, Jr., Esquire (included in Exhibit
             No. 5).*

 24          Power of Attorney and Board Resolutions.*



* Previously Filed